 Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Accounting Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Urigen Pharmaceuticals, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)      the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 10, 2012	By:	/s/ Daniel Vickery, Ph.D.
DANIEL VICKERY, PH.D.
Chair and Principal Accounting Officer (Principal Signing Officer)